Exhibit 10.192

                         THE CHARLES SCHWAB CORPORATION
                            1992 STOCK INCENTIVE PLAN

                       NONSTATUTORY STOCK OPTION AGREEMENT



     THIS AGREEMENT is entered into as of GRANT DATE between THE CHARLES SCHWAB CORPORATION, a Delaware corporation (the "Company"), and NAME (the "Optionee").


                              W I T N E S S E T H:

     WHEREAS, the Board has adopted and the stockholders of the Company have approved The Charles Schwab Corporation 1992 Stock Incentive Plan, as amended (the "Plan") in order to provide selected Key Employees and Non-Employee Directors with an opportunity to acquire Common Shares; and

     WHEREAS, the Committee has determined that the Optionee is a Key Employee and that it would be in the best interests of the Company and its stockholders to grant the stock option described in this Agreement (the "Option") to the Optionee as an inducement to enter into or remain in the service of the Company or its subsidiaries and as an incentive for extraordinary efforts during such service:

     NOW, THEREFORE, the Optionee and the Company agree to the provisions set forth in this Agreement. The Optionee signifies agreement with all of the terms and conditions of this Agreement by failing to provide written objection to the Company to any of the terms hereunder within 30 days of receipt of this Agreement, and in any event by exercising an Option granted hereunder.


SECTION 1. GRANT OF OPTION.

     (a) Option. On the terms and conditions stated below, the Company hereby grants to the Optionee the option to purchase NQ Common Shares for the amount of $XX.XX per Common Share (the "Exercise Price"), which is agreed to be 100% of the Fair Market Value thereof on the Date of Grant. The number of Common Shares subject to this Option and the Exercise Price shall be subject to adjustment under certain limited circumstances as provided in Article 10 of the Plan.

     (b) 1992 Stock Incentive Plan. This Option is granted pursuant to the Plan, the provisions of which are incorporated into this Agreement by reference, and a copy of which is available upon request at no charge to the Optionee from the Company. In the event of any inconsistency between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall prevail.

     (c) Tax Treatment. This Option is not intended to qualify as an incentive stock option described in Section 422(b) of the Code.

     (d) Expiration Date. Notwithstanding any other provision contained herein, this Option shall expire not later than the date immediately preceding the tenth anniversary of the Date of Grant.


SECTION 2. NO TRANSFER OR ASSIGNMENT OF OPTION.

     Except as otherwise provided in this Agreement or as permitted by the Plan, this Option, and any interest therein, shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process.


SECTION 3. RIGHT TO EXERCISE OPTION.

     (a) Vesting. So long as the Optionee remains employed by the Company or its subsidiaries, and subject to the remaining provisions of this Section 3, the Optionee will acquire the right to exercise this Option (become "Vested" in the Option) on the following dates and in the following amounts:

                                     Percentage of     Cumulative Percentage of
             Vesting Date           Award That Will          Award Vested
                                        Vest
--------------------------------------------------------------------------------
 1st Anniversary of Grant Date           25%                     25%
 2nd Anniversary of Grant Date           25%                     50%
 3rd Anniversary of Grant Date           25%                     75%
 4th Anniversary of Grant Date           25%                    100%

The number of Options that are vested at any time will be the number of Shares in this Option, multiplied by the Cumulative Percentage of Award Vested, determined under this table.

     (b) Minimum Number of Shares. This Option shall be exercisable for at least 100 Common Shares (without regard to adjustments to the number of Common Shares subject to this Option pursuant to Article 10 of the Plan) or, if less, (i) the number of shares with respect to which this Option has become vested under
Section 3(a) above, or (ii) all of the remaining Common Shares subject to this Option.

     (c) Full Vesting on Change in Control. Notwithstanding subparagraph (a) hereof, this Option shall become fully exercisable as to the Total Award Common Shares immediately preceding any Change in Control with respect to the Company. In the event that the Committee determines that a Change in Control is likely to occur, the Company shall so advise the Optionee, and the provisions of this subparagraph (c) shall take effect as of the date ten (10) days prior to the anticipated date of such Change in Control.

     (d) Accelerated Vesting in Certain Cases. Notwithstanding subparagraph (a) hereof, if the Optionee terminates employment with the Company and its subsidiaries on account of death or Disability, all options granted hereunder shall become fully exerciseable, and if the Optionee terminates employment with the Company and its subsidiaries on account of Retirement, all options granted hereunder shall become fully exerciseable, but only if such Retirement occurs at least two (2) years after the date of grant.

     (e) Vesting Contingent on Satisfactory Performance. Notwithstanding subparagraph (a) hereof, the continued accrual of vesting pursuant to subparagraph (a) is contingent upon the Optionee's satisfactory job performance, and the Company may, in its sole discretion, upon notice to the Optionee suspend or delay the vesting of Options hereunder for any period of time in the event that the Company determines, within its sole discretion, that the Optionee's performance is unsatisfactory.

     (f) Suspension of Vesting During Certain Leaves of Absence. Notwithstanding subparagraph (a) hereof, the continued accrual of vesting pursuant to subparagraph (a) shall be suspended during the period of time in which the Optionee is on a leave of absence of more than six months for any reason other than (i) medical reasons, (ii) pregnancy disability, (iii) a leave qualifying under the Family and Medical Leave Act, or (iv) workers' compensation.

     (g) Delayed Vesting for Part Time Work Schedule. Notwithstanding subparagraph (a) hereof, if at the time of the Grant, the Optionee is working a part-time work schedule of less than 30 hours per week, and such part-time work schedule is expected to continue for a period of at least one year from the date such part-time work schedule commenced, all vesting dates set forth in subparagraph (a) will be delayed by one year. In addition, if subsequent to the time of Grant, the Optionee changes to a part-time work schedule of less than 30 hours per week, and such part-time work schedule is expected to continue for at least one year, all future vesting dates not yet reached at the time of the change will be delayed by one year.

SECTION 4. EXERCISE OF OPTION.

     (a) Notice of Exercise. The Optionee or the Optionee's representative may exercise this Option by giving written notice to the Company (or its designee) pursuant to Section 9(d). The notice shall specify the election to exercise this Option, the date of exercise, the number of Common Shares for which it is being exercised and the form of payment. The notice shall be signed by the person or persons exercising this Option. In the event that this Option is being exercised by the representative of the Optionee, the notice shall be accompanied by proof satisfactory to the Company of the representative's right to exercise this Option. The Purchase Price for Common Shares shall be paid in a form that conforms to Sections 6.1 through 6.3 of the Plan at the time such notice is given.

     (b) Issuance of Shares. After receiving a proper notice of exercise, the Company shall cause to be issued the Common Shares so purchased, registered in the name of the person exercising this Option.

SECTION 5. TERM.

     (a) Basic Term. This Option shall in any event expire on the date specified in Section 1(d).

     (b) Termination of Employment. Subject only to the provisions of Section 3(d), upon the Optionee's termination of employment with the Company and its subsidiaries for any reason, whether as a result of a voluntary or involuntary event of termination of employment (including a termination of employment as may be provided for or determined under an employment contract, if any, entered into between the Company or its subsidiary and the Optionee) (each, a "Termination Event"), no unvested portion of the Total Award Common Shares thereafter shall vest or become exercisable. With respect to the vested or exercisable portion of the Total Award Common Shares as of the date of such a Termination Event, this Option shall expire on the earlier of (i) the expiration date specified in
Section 1(d) or (ii) whichever of the following is applicable: (A) in the case of a Termination Event resulting from death or Disability, the date one year following such Termination Event; (B) in the case of a Termination Event resulting from Retirement, the date two years following such Termination Event; or (C) in all other cases, the date three (3) months following such Termination Event.

     (c) Divestment of Options. Notwithstanding anything to the contrary contained herein, this Option shall immediately become forfeited and expire in the event that the Company terminates the Optionee's employment on account of conduct inimical to the best interests of the Company, including, without limitation, conduct constituting a violation of law or Company policy, fraud, theft, conflict of interest, dishonesty or harassment. The determination whether the Optionee's employment has been terminated on account of conduct inimical to the best interests of the Company shall be made by the Company in its sole discretion.


SECTION 6. LEGALITY OF INITIAL ISSUANCE.

     No Common Shares shall be issued upon the exercise of this Option unless and until the Company has determined that:

     (a) A registration statement for the Common Shares is effective under the Securities Act or an exemption from the registration requirements thereof has been perfected;

     (b) Any applicable listing requirement of any stock exchange on which Common Shares are listed has been satisfied; and

     (c) Any other applicable provisions of state or federal law have been satisfied.


SECTION 7. NO REGISTRATION RIGHTS.

     The Company may, but shall not be obligated to, register or qualify the Common Shares for resale or other disposition by the Optionee under the Securities Act or any other applicable law.



SECTION 8. RESTRICTIONS ON TRANSFER OF SHARES.

     (a) Restrictions. Regardless of whether the offering and sale of Common Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge or other transfer of such Common Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state or any other law.

     (b) Investment Intent at Exercise. If the Common Shares under the Plan are not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Optionee shall represent and agree at the time of exercise that the Common Shares being acquired upon exercising this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

     (c) Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 8 shall be conclusive and binding on the Optionee and all other persons.


SECTION 9. MISCELLANEOUS PROVISIONS.

     (a) Withholding Taxes. To the extent required by applicable federal, state, local or foreign law, the Optionee shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the exercise of an Option hereunder, and no Option may be exercised unless such obligation is satisfied.

     (b) Rights as a Stockholder. Neither the Optionee nor the Optionee's representative shall have any rights as a stockholder with respect to any Common Shares subject to this Option until such Common Shares have been issued in the name of the Optionee or the Optionee's representative.

     (c) No Employment Rights. Nothing in this Agreement shall be construed as giving the Optionee the right to be retained as an employee of the Company or its subsidiaries. The Company reserves the right to terminate the Optionee's employment at any time for any reason, subject only to the terms of any written employment contract entered into between the Company and the Optionee.

     (d) Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the appropriate postal service, by registered or certified mail with postage and fees prepaid and addressed to the party entitled to such notice at the address shown below such party's signature on this Agreement, or at such other address as such party may designate by ten (10) days advance written notice to the other party to this Agreement. Notwithstanding the foregoing, no notice of exercise, as required by Section 4(a), shall be effective until actual receipt thereof by the Company or its designee.

     (e) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof; provided, however, that in the event of any inconsistency or conflict between any provision hereof and the terms of the Plan, the terms of the Plan shall control.

     (f) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

SECTION 10. DEFINITIONS.

     (a) Capitalized terms defined in the Plan shall have the same meaning when used in this Agreement.

     (b) "Change in Control" shall mean the occurrence of any of the following events after the effective date of the Plan as set out in Section 15.1 of the
Plan:

          (1) A change in control required to be reported pursuant to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (2) A change in the composition of the Company's Board of Directors (the "Board"), as a result of which fewer than two-thirds of the incumbent directors are directors who either (i) had been directors of the Company 24 months prior to such change or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination;

          (3) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); provided, however, that any change in the relative beneficial ownership of securities of any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

     (c) "Common Share" shall mean one share of the common stock of the Company.

     (d) "Date of Grant" shall mean the date of this Agreement, which is the date first written above.

     (e) "Fair Market Value" shall mean the market price of a Common Share, determined by the Committee as follows:

          (1) If the Common Share was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite-transactions report for such date;

          (2) If the Common Share was traded over-the-counter on the date in question and was classified as a national market issue, then the Fair Market Value shall be equal to the last transaction price quoted by the NASDAQ system for such date;

          (3) If the Common Share was traded over-the-counter on the date in question but was not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for such date; and

          (4) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

     (f) "Purchase Price" shall mean the Exercise Price multiplied by the number of Common Shares with respect to which this Option is being exercised.

     (g) "Retirement" shall mean a termination of employment of the Optionee occurring at any time after the Optionee (i) has attained fifty (50) years of age, and (ii) completed seven (7) years of service, as determined pursuant to the terms of the SchwabPlan Retirement Savings and Investment Plan.

     (h)  "Securities  Act" shall mean the  Securities  Act of 1933, as amended.